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                                  EXHIBIT 23.1

            Consent of Independent Auditors - KPMG Peat Marwick LLP





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                        Consent of Independent Auditors


The Board of Directors
Giga-tronics Incorporated:


We consent to the incorporation by reference herein of our report dated April 18, 1997, except as to Note 11, which is as of June 6, 1997, relating to the consolidated balance sheets of Giga-tronics Incorporated and subsidiary as of March 29, 1997, and March 30, 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year ended March 29, 1997, March 30, 1996, and March 25, 1995, and the related schedule, which reports appear or are incorporated by reference in the March 29, 1997, annual report on Form 10-K of Giga-tronics Incorporated.

                                                   /s/ KPMG Peat Marwick LLP
                                                   --------------------------
                                                       KPMG Peat Marwick LLP

San Jose, California
August 27, 1997